UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2006
Date of report (Date of earliest event reported)

PXRE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-15259 (Commission File Number)	98-0214719 (IRS Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, Including Zip Code, of Principal Executive Offices)		P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing Address)

(441) 296-5858
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     PXRE Group Ltd. (“PXRE” or the “Company”) has become aware that, on May 3, 2006, a class action lawsuit was filed against PXRE, Jeffrey Radke, the Company’s Chief Executive Officer, and John Modin, the Company’s former Chief Financial Officer, in the U.S. District Court for the Southern District of New York on behalf of a putative class consisting of investors who purchased the publicly traded securities of PXRE between July 28, 2005 and February 16, 2006. Although PXRE has not been served a copy of the complaint, based on a press release and a copy of the complaint posted on a third-party website, the Company understands that the complaint alleges that during the purported class period certain PXRE executives made a series of materially false and misleading statements or omissions about PXRE’s business, prospects and operations, thereby causing investors to purchase PXRE’s securities at artificially inflated prices, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 10b-5 promulgated under the 1934 Act. The complaint alleges, among other things, that the company failed to disclose and misrepresented the following material adverse facts: (1) that PXRE concealed from investors the full impact on its business of hurricanes Katrina, Rita and Wilma (the “2005 Hurricanes”); (2) that PXRE’s cost of the 2005 Hurricanes had doubled to an estimated $758 million to $788 million; (3) that the magnitude of the loss would cause PXRE to lose its financial-strength and credit ratings from A.M. Best; (4) that PXRE concealed the losses in order to complete a $114 million secondary offering and raise more than $350 million from an offering of perpetual preferred shares; and (5) that as a consequence of the foregoing, PXRE’s statements with respect to its loss estimates for the 2005 Hurricane season lacked in all reasonable basis. The action seeks an unspecified amount of damages, as well as other forms of relief.

     Based on the press releases filed by several law firms, one or more additional class action complaints may have also been filed against PXRE and certain of its officers or directors. PXRE has not been served a copy of these complaints, but, based on such press releases, it appears that such complaints assert similar allegations and causes of action.

     Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by PXRE under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by PXRE that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of PXRE or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PXRE Group Ltd. (Registrant)

By:	/s/ Robert P. Myron

	Name:	Robert P. Myron
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: May 5, 2006